As filed with the Securities and Exchange Commission on January 13, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 13, 2004

FIRST CHARTER CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373

(Address, including zip code, of principal executive offices)

(704) 688-4300

(Registrant’s telephone number, including area code)

Item 9	Regulation FD Disclosure

     On January 13, 2004, First Charter Corporation announced its financial results for the three and twelve-month period ended December 31, 2003. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

     On January 13, 2004, as previously announced, First Charter Corporation will hold a simultaneous analyst presentation and audio webcast to review and discuss a presentation of our present growth and earnings estimates for 2004 as well as strategic plans for 2004. The slide package prepared for use by First Charter Corporation executives at this presentation is posted to First Charter Corporation’s website, , and the slides are also furnished herewith as Exhibit 99.2. All of the information in the presentation is presented as of January 13, 2004 and First Charter Corporation does not assume any obligation to update such information in the future.

     The information included herein, as well as Exhibits 99.1 and 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 12	Results of Operations and Financial Condition

     On January 13, 2004, First Charter Corporation announced its financial results for the three and twelve-month period ended December 31, 2003. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ Robert O. Bratton

Robert O. Bratton Executive Vice President and Chief Financial Officer

Dated: January 13, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on January 13, 2004 by First Charter Corporation.

99.2	Slide Package prepared for use with the script included as Exhibit 99.2 by First Charter Corporation Executives for securities analysts meeting held on January 13, 2004, discussing 2003 results and a presentation of our present growth and earnings estimates for 2004 as well as strategic plans for 2004.